EXHIBIT 10.3

ADDENEDUM #6 to HYDROCARBON AND MINERAL LEASE

This sixth Addendum to Lease is made and entered into as of the __ day of March, 2013, by and between Meany Family LLC, as successor in interest to Meany Land & Exploration, Inc., hereinafter referred to as “Lessor”, and GreenRiver Resources, Inc., a Utah corporation, hereinafter referred to as “Lessee”.

Recitals

Whereas, Lessor entered into two separate Hydrocarbon and Mineral Leases, each dated January 14, 2005, with BleedingRock LLC, as lessee (collectively, the “Leases”) and

Whereas, BleedingRock LLC assigned all of its rights and obligations under such Leases to Lessee; and

Whereas, Lessor and Lessee desire to amend the Leases as follows.

Agreement

1.	The “primary term” under Section 1 (b) of the Leases shall be extended until December 31, 2016.

2.	All other terms and conditions shall remain the same.

In witness whereof, this Addendum to Lease has been executed and delivered by the undersigned as of the date first above written.

Lessor:

Meany Family LLC

By: /s/ Michael Meany

Its: Member

Lessee:

GreenRiver Resources, Inc.

By: /s/ William C. Gibbs

Its: President